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                                                                    EXHIBIT 99.1

                                                                 (WILLIAMS LOGO)



                             (WILLIAMS LETTERHEAD)




                                  June 3, 2003


Williams Coal Seam Gas Royalty Trust
Bank of America, N.A.
901 Main Street, Suite 1700
Dallas, Texas 75202
Attention: Ron E. Hooper, Vice President

     Re:  Notice of Repurchase

Dear Mr. Hooper,

     Williams Production Company, LLC hereby provides notice of its exercise of right to repurchase interests in certain coal seam gas properties located in the San Juan Basin of New Mexico and Colorado ("Underlying Properties") pursuant to the original Purchase and Sale Agreement dated March 1, 2001 between Williams Production Company, LLC ("WPC") and Quatro Finale V LLC ("QFV").

     The acquisition of the Underlying Properties closed May 8, 2003, upon WPC's execution of the Assignment and Bill of Sale. The transaction has an Effective Date of January 1, 2003.

                                        Very truly yours,



                                        /s/ THOMAS E. BLACK, JR.

                                        Thomas E. Black, Jr.
                                        Senior Counsel